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                                                                    EXHBIT 3.3



                              AMENDED AND RESTATED
                                   BYLAWS OF
                         SIMIONE CENTRAL HOLDINGS, INC.
                   (FORMERLY KNOWN AS INFOMED HOLDINGS, INC.
                            (A DELAWARE CORPORATION)



                                   ARTICLE I

                                  STOCKHOLDERS

         Section 1.1 Annual Meeting. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors or the President. Special meetings may not be called by any other person or persons.

         Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         Section 1.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.5 Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in
Section 1.4 of these bylaws until a quorum is present.

         Section 1.6 Organization. Meetings of stockholders shall be presided over by the person designated by the Board of Directors. The Secretary shall act as secretary of the



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meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.7 Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by the stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years after its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect directors, unless otherwise provided in the certificate of incorporation. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these bylaws, be decided by the vote of holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the certificate of incorporation) the Board of Directors may require a larger vote upon any election or question.

         Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not preclude the date upon which the resolution fixing the record date is adopted by the Board of Directors. The record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         The record date to determine the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of Delaware, shall be the first date on





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which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         Section 1.9 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 1.10 Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less that the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.





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                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 2.1 Number; Qualifications. The number of directors shall be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

         Section 2.2 Elections; Resignation; Removal; Vacancies. The Board of Directors shall initially consist of the persons elected as such by the incorporator. At the first annual meeting of stockholders and each annual meeting thereafter, the stockholders shall elect Directors to replace those Directors whose terms then expire. Any Director may resign at any time upon written notice to the Corporation. Stockholders may remove Directors with or without cause. Any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each Director so elected shall hold office until the expiration of the term of office of the Director whom he has replaced.

         Section 2.3 Regulate Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such time as the Board of Directors may from time to time determine, and if so determined, notice of the meeting shall be given.

         Section 2.4 Special Meeting. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, or by any member of the Board of Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting, not later than the second day before the date of the special meeting.

         Section 2.5 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

         Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.





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         Section 2.8      Informal Action by Directors.  Unless otherwise
restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                                  ARTICLE III

                                   COMMITTEES

         Section 3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority to amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designation and any of the preferences or rights of the shares), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amend these bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.





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                                   ARTICLE IV

                                    OFFICERS

         Section 4.1 Generally. The officers of the Corporation shall be a Chairman, one or more Vice Chairmen, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of
Section 4.11 of this Article IV. The Chairman, one or more Vice Chairmen, the Chief Executive Officer, the Chief Operating Officer, the President, one or more Vice Presidents, the Secretary and the Treasurer, shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. Any number of offices may be held simultaneously by the same person except that the person serving as Chief Financial Officer may not serve simultaneously as the Chief Executive Officer. The Chairman and any Vice Chairman shall be Directors of the Corporation. All other officers may, but need not, the Directors. Any officer may resign at any time upon written notice to the Corporation.

         Any officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

         Any vacancy caused by the death of any officer, his resignation, his removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

         In addition to the powers and duties of the officers of the Corporation as set forth in these bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors

         Section 4.2 Powers and Duties of the Chairman. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present and shall have such other duties as may from time to time be assigned by these bylaws or by the Board of Directors.

         Section 4.3 Powers and Duties of the Vice Chairman. The Vice Chairman or Chairman shall have such powers to perform such duties as may from time to time be assigned by the Board of Directors or the Chairman. In the absence of the Chairman, the Vice Chairman (or if more than one, one of the Vice Chairmen as designated by the Board of Directors) shall preside at all meetings of the stockholders and the Board of Directors at which he shall be present.





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         Section 4.4      Powers and Duties of the Chief Execute Officer.  The
Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of all its business and affairs and shall perform all duties incident to the office of the Chief Executive Officer; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, notes and other evidence of indebtedness, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly excluded from the Chief Executive Officer and delegated to some other officer or agent of the Corporation by the Board of Directors. In the absence or disability of the Chairman and all Vice Chairmen, the Chief Executive Officer shall preside at all meetings of the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned by him by these bylaws or by the Board of Directors.

         Section 4.5      Powers and Duties of the Chief Operating Officer.
The Chief Operating Officer shall be the principal operating officer of the Corporation with authority as such, and at the request of the Chief Executive Officer or in his absence or disability to act, shall perform the duties and exercise the functions of the Chief Executive Officer, and when so acting shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors or Chief Executive Officer.

         Section 4.6 Powers and Duties of the Chief Financial Officer. The Chief Financial Officer shall be the chief accounting officer of the Corporation; he shall see that the books of account and other accounting records of the Corporation are kept in proper form and accurately; and, in general, he shall perform all the duties incident to the office of Chief Financial Officer of the Corporation and such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

         Section 4.7 Powers and Duties of the President. The President shall act as a general executive officer of the Corporation and shall have such other powers and perform such other duties as may from time to time be assigned to him by these bylaws or by the Board of Directors or by the Chief Executive Officer.

         Section 4.8 Powers and Duties of the Vice President. Each Vice President shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to him by these bylaws or by the Board of Directors or the Chief Executive Officer.

         Section 4.9 Powers and Duties of the Secretary. The Secretary shall keep the minutes of any meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the Chief Executive Officer shall authorize and direct; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the Chief Executive Officer shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business





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hours; he shall be the custodian of the general books and records of the
Corporation maintained in the ordinary course of business or otherwise; and he shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these bylaws or the Board of Directors or the Chief Executive Officer.

         Section 4.10 Powers and Duties of the Treasurer. The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into this hands; he may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or depository or depositaries as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made to the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him and whenever required by the Board of Directors or the Chief Executive Officer shall render statements of such accounts; and he shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these bylaws or by the Board of Directors or the Chief Executive Officer.

         Section 4.11 Additional Officers. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including Controllers, Assistant Treasurers, Assistant Secretaries and Assistant Financial Officers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer.

         The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

         Section 4.12 Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such amounts and with such conditions and security as the Board shall require.

         Section 4.13 Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.





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         Section 4.14     Compensation of Officers.  The officers of the
Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.


                                   ARTICLE V

                                     STOCK

         Section 5.1 Certificates. Every holder of stock shall be entitled to have a certificate representing the number of shares owned by him in the Corporation signed by or in the name of the Corporation by the Chief Executive Officer, the President or a Vice President, and by the Treasurer or the Secretary of the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certification shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate issued by it that is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of such certification or the issuance of the new certificate.


                                   ARTICLE VI

                                 MISCELLANEOUS

         Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         Section 6.2 Waiver of Notice of Meeting of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

         Section 6.3 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its





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directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 6.4 Form of Records. All records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 6.5 Amendment of bylaws. These bylaws may be altered or repealed, and new bylaws made, by the Board of Directors. The stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.


                                  ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 7.1 Right to Indemnification The Corporation hereby indemnifies each officer and director of the Corporation (including the heirs, executors, administrators, or estate of the officer or director) to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, costs and expenses, including attorneys' fees, asserted against the officer or director or incurred by him in his capacity as a director or officer, or arising out of his status as a director or officer. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.





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         Section 7.2      Advances.  Costs, charges and expenses (including
attorneys' fees) incurred by an officer or director in defending a civil or criminal suit, action or proceeding shall be paid by the Corporation in advance of the final disposition of the suit, action or proceeding, provided that the officer or director shall provide an undertaking to repay all amounts advanced if it is ultimately determined that the officer or director is not entitled to be indemnified by the Corporation as authorized by this Article or as authorized by current or future legislation (but, with respect to future legislation, only to the extent that it provides conditions less burdensome than those previously provided).

         Section 7.3 Savings Clause. If this Article VII or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each officer and director of the Corporation to the fullest extent permitted by all portions of this Article VII that have not been invalidated and to the fullest extent permitted by law.


                                                /s/ James A. Tramonte
                                                -------------------------
                                                Secretary











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